Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS:
     THAT, WHEREAS, AT&T INC., a Delaware corporation, hereinafter referred to as the “Corporation”, proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement or Statements on Form S-4 relating to the issuance of Exchange Notes pursuant to the Corporation’s Exchange Offer; and
     WHEREAS, each of the undersigned is an officer or director or an officer and director of the Corporation;
     NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Wayne Watts, Richard G. Lindner, John J. Stephens, Jonathan P. Klug, or any one of them, all of the City of Dallas and State of Texas, the attorneys for the undersigned and in the undersigned’s name, place and stead, and in the undersigned’s office and capacity in the Corporation, to execute and file a registration statement or statements, and thereafter to execute and file any and all amended registration statements and amended prospectuses or amendments (including post-effective amendments) or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Power of Attorney on the date set forth opposite their name.

September 23, 2010	/s/ RANDALL L. STEPHENSON

Randall L. Stephenson Chairman of the Board, Chief Executive Officer and President

September 24, 2010	/s/ GILBERT F. AMELIO

Gilbert F. Amelio Director

September 24, 2010	/s/ REUBEN V. ANDERSEN

Reuben V. Andersen Director

September 24, 2010	/s/ JAMES H. BLANCHARD

James H. Blanchard Director

September 29, 2010	/s/ JAIME CHICO PARDO

Jaime Chico Pardo Director

September 24, 2010	/s/ JAMES P. KELLY

James P. Kelly Director

September 24, 2010	/s/ JON C. MADONNA

Jon C. Madonna Director

September 24, 2010	/s/ LYNN M. MARTIN

Lynn M. Martin Director

September 24, 2010	/s/ JOHN B. MCCOY

John B. McCoy Director

September 24, 2010	/s/ JOYCE M. ROCHÉ

Joyce M. Roché Director

December 3, 2010	/s/ MATTHEW K. ROSE

Matthew K. Rose Director

October 26, 2010	/s/ LAURA D’ANDREA TYSON

Laura D’Andrea Tyson Director

September 24, 2010	/s/ PATRICIA P. UPTON

Patricia P. Upton Director